UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2011
Date of Report (Date of earliest event reported)

SMART-TEK SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29895	98-0206542
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 100, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

949-851-9261
Registrant's telephone number, including area code

3702 South Virginia Street, Suite G12-401, Reno, NV, 89502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On February 4, 2011, the Company’s Board of Directors approved a change in the Company’s fiscal year from June 30 to December 31. This change is effective for the 2011 fiscal year, which would have otherwise ended June 30, 2011 and will now end on December 31, 2010. The Company filed a transitional annual report on Form 10-KT for the six month period ended December 31, 2010 on April 15, 2011. The change in year end is to compliment the business cycle of its operating subsidiary Smart-Tek Automated Services, Inc.

Item 8.01    Other Events.

The transitional Form 10-KT filed on April 15, 2011also reflects the sale and discontinuation of the SCI subsidiary to its founder Perry Law. Affected by the slow-down of the economy, SCI’s shrinking revenue and continuing loses, management felt it was in the best interest of STTN to discontinue its operations. Mr. Law, SCI’s founder expressed a desire to acquire SCI in exchange for certain debt owed to him by the Company. The Company completed the disposition of the Company’s wholly owned subsidiary Smart-Tek Communications Inc. to its president and founder Perry Law effective July 12 2010.

Item 9.01    Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART-TEK SOLUTIONS INC.

Date: April 20, 2010		/s/ Brian Bonar
By:
Brian Bonar
Chief Executive Officer